Exhibit 99.1


GLOBAL CROSSING EMERGES FROM CHAPTER 11; ST TELEMEDIA AND GLOBAL CROSSING COMPLETE INVESTMENT

     o ST Telemedia's strategic investment fosters stability and future growth.

     o Newly constituted company poised to leverage streamlined business model and leading-edge global IP-based services.

     o Core network operated by Global Crossing is in place, connecting more than 200 cities and 27 countries around the world and delivering services to more than 500 major cities, 50 countries and 5 continents.

     o Global Crossing retained a revenue base of nearly $3.0 billion, while reducing operating expenses by 63 percent since beginning of 2001 levels.

     o Global Crossing's long-term debt and convertible preferred stock substantially reduced from approximately $11 billion at the end of 2001, including $1 billion of Asia Global Crossing debt, to $200 million of debt post-emergence.

FLORHAM PARK, NJ AND SINGAPORE - DECEMBER 9, 2003 - Singapore Technologies Telemedia (ST Telemedia) and Global Crossing announced today that they have consummated their purchase agreement, allowing a newly restructured Global Crossing to emerge from Chapter 11 proceedings. ST Telemedia invested $250 million in Global Crossing for a 61.5 percent equity share of the company. Global Crossing's reorganization plan, which was confirmed by the United States Bankruptcy Court for the Southern District of New York on December 26, 2002, became effective on December 9, 2003.

"Global Crossing today emerges with an unmatched asset - an IP-based network reaching more than 500 major commercial centers around the world and serving tens of thousands of customers, including more than 40 percent of the Fortune 500," commented Global Crossing's CEO, John Legere. "Our network, coupled with a streamlined business model and the most dedicated employees in the industry, will cement our standing as a pivotal player in global telecommunications."

"This announcement is good news for Global Crossing's customers and employees," said Lee Theng Kiat, president and CEO of ST Telemedia. "ST Telemedia intends to position Global Crossing to be a dynamic, global competitor," he added. "We'll be working with Global Crossing's management to integrate and expand services across markets. With its depth of leadership skills, telecom experience and a committed team of employees, I'm confident that the new Global Crossing will be a model for our industry in both business acumen and practices."

In addition to its $250 million equity investment, ST Telemedia has agreed to purchase $200 million in senior secured notes that originally were to be distributed to former creditors. Under the final, amended plan of reorganization, the $200 million cash injection by ST Telemedia was used by Global Crossing to pay its creditors. According to Mr. Lee, this additional investment emphasizes ST Telemedia's "strong commitment to Global Crossing's employees, customers and future success."

While in Chapter 11, Global Crossing undertook significant streamlining activities and is now well positioned to become a market leader in global data and IP services. Global Crossing retained a revenue base of nearly $3 billion, while reducing telecommunications segment operating expenses from continuing operations by approximately 63 percent from a peak annualized spend of approximately $2 billion at the beginning of 2001 to an estimated current annualized level of just over $700 million currently. In addition, Global Crossing's long-term debt and convertible preferred stock was reduced from roughly $11 billion at the end of 2001, including approximately $1 billion of Asia Global Crossing debt, to $200 million of debt post-emergence. Completion of its network has enabled Global Crossing to reduce capital expenditures approximately 95 percent from slightly more than $4.1 billion in 2000, including approximately $800 million of Asia Global Crossing's capital expenditures, to less than $200 million estimated for 2003.

Global Crossing signed approximately 4,200 new and renewal customer contracts, valued over the life of the contracts at $1.7 billion, during its restructuring. Furthermore, it is on track to transmit 17 billion minutes of Voice over Internet Protocol (VoIP) traffic in 2003, for a 15-fold increase in VoIP volume since 2001, and overall IP traffic is expected to grow by more than 700 percent over the same period.

"We've overcome tremendous obstacles in order to effect a turnaround and emerge a strong, healthy and viable business," continued Mr. Legere. "Global Crossing is well positioned for growth and has a promising future ahead."

Mr. Lee also underscored the important role that Global Crossing's new board of directors will play in corporate governance and business strategy. The new board will be comprised of ten individuals with backgrounds in telecommunications, business and security. Under Global Crossing's plan of reorganization, ST Telemedia appoints eight directors, and Global Crossing's former major creditors appoint two. Lodewijk Christiaan van Wachem, former chairman of the supervisory board of Royal Dutch Petroleum Company, will serve as chairman of Global Crossing's board. The management team will remain in place.

As previously announced, Global Crossing's plan of reorganization included the cancellation of existing preferred and common stock. The holders of these previously publicly traded securities received no consideration under the company's plan of reorganization. Under the plan of reorganization, Global Crossing issued 61.5 percent of the equity or 18 million shares of new preferred stock and 6.6 million shares of new common stock to ST Telemedia in consideration for its $250 million equity investment in the new Global Crossing. The remaining 38.5 percent of the equity or 15.4 million shares of the new common stock has been distributed to Global Crossing's former secured and unsecured creditors. The common stock will initially trade in the Over-the-Counter Market, and Global Crossing has applied for quotation of its new common stock on the NASDAQ National Market.

Global Crossing, together with its independent auditor, Grant Thornton LLP, has finalized its audit of financial results for the years ended December 31, 2001 and December 31, 2002. On December 8, 2003, Global Crossing filed its 10-K with the Securities and Exchange Commission for the year ended December 31, 2002.


ABOUT GLOBAL CROSSING

Global Crossing provides telecommunications solutions over the world's first integrated global IP-based network. Its core network connects more than 200 cities and 27 countries worldwide, and delivers services to more than 500 major cities, 50 countries and 5 continents around the globe. The company's global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world's enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to more than 40 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com for more information about Global Crossing.


ABOUT SINGAPORE TECHNOLOGIES TELEMEDIA

Singapore Technologies Telemedia (ST Telemedia) is a leading information and communications company in the Asia-Pacific region. Incorporated in 1994, the company provides a wide range of communications and information services including fixed and mobile communications, Internet exchange and data communications, satellite, broadband and Pay TV. ST Telemedia also is a major shareholder in StarHub, Singapore's info-communications company providing a full range of information, communications and entertainment services over fixed, mobile and Internet platforms; in Indosat, Indonesia's second largest telecommunications service provider; and in Equinix, the largest global network-neutral data center and Internet exchange service company in the United States and the Asia-Pacific region.

ST Telemedia is a subsidiary of the Singapore Technologies Group, a technology-based multinational with operations and interests in more than 20 countries, including the United States. The Group has U.S. investments in Alabama, Arizona, California, Massachusetts, North Carolina, Texas, and Virginia..

Please visit www.sttelemedia.com for more information about Singapore Technologies Telemedia.


CONTACT GLOBAL CROSSING:

PRESS CONTACTS

Becky Yeamans
+ 1 973-937-0155
PR@globalcrossing.com

Tisha Kresler
+ 1 973-937-0146
PR@globalcrossing.com

Kendra Langlie
Latin America
+ 1 305-808-5912
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 7771-668438
EuropePR@globalcrossing.com


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ANALYSTS/INVESTORS CONTACT

Ken Simril
+ 1 310-385-3838
investors@globalcrossing.com


CONTACT ST TELEMEDIA:

PRESS CONTACTS

Melinda Tan
Singapore
+ 65 6723-8690
melinda_tan@sttelemedia.com

June Seah
Singapore
+ 65 6723-8683
june_seah@sttelemedia.com

Bill Maroni
North America
+ 1 202-585-2753
wmaroni@webershandwick.com

Haidee Schwartz
North America
+ 1 202-585-2098
hschwartz@webershandwick.com










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